Exhibit 99.1

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TUHURA BIOSCIENCES, INC.

SPECIAL MEETING OF STOCKHOLDERS

[ ], 2025

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints XXXX, as the undersigned’s proxy with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Stockholders (the “Special Meeting”) of TUHURA BIOSCIENCES, Inc. (the “Company”) in such manner as he may determine on any matters which may properly come before the Special Meeting or any adjournments thereof arid to vote on the matters set forth on the reverse side as directed by the undersigned. The Special Meeting will be held virtually on [  ], 2025, at [ ] p.m., Eastern Standard Time, and at any and all adjournments thereof. The undersigned. hereby revokes any proxies previously given. In order to attend the virtual Special Meeting, you must pre-register at [    ]. This Proxy is solicited by the Board of Directors of TUHURA BIOSCIENCES, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

This Proxy is solicited by the Board of Directors of TUHURA BIOSCIENCES, Inc. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder.

If no direction is made, this Proxy will be voted “FOR” Proposals 1, 2, 3, 4, 5, and 6.

(Continued, and to be marked, dated and signed, on the other side)

1.1	14475

SPECIAL MEETING OF STOCKHOLDERS OF

TuHURA BIOSCIENCES, INC.

[ ], 2025

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-201-299-4446 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit https://web.lumiconnect.com/XXXXXXXXX (password: xyz2025) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Special Meeting of Stockholders, Proxy Statement and Proxy Card, are available at http://www.astproxyportal.com/ast/29330
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20630333030000300000 2	XXXX25

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 5, and 6. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

3.  To elect six directors nominated to service until the 2026 annual meeting of the stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal (the "Director Election Proposal");

NOMINEES:
☐	FOR ALL NOMINEES	(01) James A Bianco, M.D.
(02) James Manuso, Ph.D.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	(03) Alan List, M.D.
(04) George Ng
(05) Robert Hoffman
☐	FOR ALL EXCEPT (See instructions below)	(06) Craig Tendler, M.D.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: 🌑.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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	FOR	AGAINST	ABSTAIN

1.  To amend the Articles of Incorporation, as amended, of TuHURA to increase the number of authorized shares of TuHURA Common Stock from 75 million shares to 200 million shares (the "Authorized Share Increase Proposal");

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2. To approve the reincorporation of TuHURA from Nevada to Delaware (the "Delaware Conversion Proposal");	☐	☐	☐
4. To approve, on a non-binding advisory basis, the compensation for our named executive officers (the Executive Compensation Proposal");	☐	☐	☐
5. To ratify the appointment of Cherry Bekaert LLP as TuHURA’s independent registered public accounting firm for fiscal year ending December 31, 2025 (the "Auditor Ratification Proposal");	☐	☐	☐

6.  To approve the adjournment of the TuHURA special meeting, if necessary or appropriate, (i) to solicit additional proxies if there are insufficient shares of TuHURA Common Stock represented (either in person or by proxy) and voting to obtain, with respect to the Authorized Share Increase Proposal, the affirmative vote of the holder of a majority of the voting power of the shares of TuHURA Common Stock and, if necessary to comply with applicable law, with respect to the issuance of shares of TuHURA Common Stock to the stockholders of Kineta, Inc. as described in this joint proxy statement/prospectus, or to constitute a quorum necessary to conduct the business of the TuHURA special meeting, (ii) to ensure that any supplement or amendment to this joint proxy statement/prospectus is timely provided to TuHURA stockholders or (iii) to comply with applicable law (the "TuHURA Adjournment Proposal"); and

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To transact such other business as may properly come before the stockholders at the TuHURA special meeting or any adjournment.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.